Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-8 of NRG Yield, Inc. of our report dated April 26, 2013 relating to the financial statements of GCE Holding LLC, which appears in such Registration Statement.

Boston, Massachusetts
July 19, 2013